Supplemental Proxy Information



A special meeting of shareholders of the Hotchkis and Wiley
Funds was held on October 13, 1995. The following matters were voted on at the meeting.



1). The shareholders of the Trust elected the following nominees to the Board of Trustees: Robert L. Burch III, Nancy
D. Celick, John F. Hotchkis, Robert B. Hutchinson, Merle T.
Welshans and George Wiley.



Nominees                    For           Against         Abstain

Robert L. Burch, III   23,968,927.87     15,772.50      170,804.31

Nancy D. Celick        23,970,808.06     14,880.13      169,815.50

John F. Hotchkis       23,967,734.62     17,273.96      170,495.09

Robert B. Hutchinson   23,966,602.04     18,406.54      170,495.09

Merle T. Welshans      23,964,827.20     19,872.16      170,804.31

George Wiley           23,969,119.12     16,569.05      169,815.50



2). The shareholders of the Total Return Bond Fund approved an amendment to the Investment Advisory Agreement with Hotchkis and Wiley.



             For                     Against                 Abstain

        978,421.68 (98.82%)     2,292.00 (0.23%)        9,397.00 (0.95%)



3). The shareholders of the Low Duration Fund approved an amendment to the Investment Advisory Agreement with Hotchkis and Wiley.



             For                     Against                 Abstain

         7,569,626.67            880,285.47               1,013,589.07



4). The shareholders of the Trust ratified the selection by the Trustees of Price Waterhouse LLP, independent accountants, to examine and audit the Trust's financial statements.



             For                     Against                 Abstain

       23,746,858.18 (98.31%)   70,170.39 (0.29%)       338,475.13 (1.40%)



5). The shareholders of the Hotchkis and Wiley Funds, on behalf of each Fund, approved the change of investment restrictions as outlined below from fundamental (changeable by shareholder vote) to non-fundamental (changeable by Board of Trustees).



a. Investment in securities of companies less than three years old



Hotchkis and Wiley Fund       For           Against         Abstain

Equity Income Fund       4,359,102.85    1,160,251.06     116,463.13

Small Cap Fund             707,208.76       15,797.90      19,733.77

International Fund       2,402,232.59       33,635.90      61,779.15

Balanced Income Fund     1,158,402.21      253,386.34      63,849.30

Total Return Bond Fund     973,246.42        9,393.00       7,470.27

Low Duration Fund        8,255,253.93      875,615.86     332,630.43

Short-Term Investment    1,723,931.12       58,211.40      60,160.97
Fund


b. Investment in securities of other issuers if Officers, Trustees or Partners of Hotchkis and Wiley own shares



Equity Income Series    4,267,944.89      1,252,791.94       115,080.27

Small Cap Series          702,364.88         22,706.20        17,668.36

International Series    2,262,667.25        179,480.54        55,499.84

Balanced Income Series  1,152,562.90        256,104.02        66,970.92

Total Return Bond Series  976,163.42          6,476.00         7,470.27

Low Duration            7,497,166.52      1,743,823.60       222,509.10

Short-Term Investment   1,724,988.12         56,207.40        61,108.97
Series


c. Investment in oil, gas or other mineral lease or exploration or development programs



Equity Income Series     4,172,788.92      1,350,523.35       112,503.78

Small Cap Series           631,343.39        104,993.18         6,402.86

International Series     2,346,894.68        132,969.60        17,785.35

Balanced Income Series   1,104,607.56        310,131.35        60,898.94

Total Return Bond Series   971,723.42         11,197.00         7,190.27

Low Duration Series      7,163,665.12      2,027,948.83       271,886.27

Short-Term Investment    1,723,834.40         60,582.20        57,886.89
Series


d.  Purchase warrants in excess of 5% of total assets



Equity Income Series     4,199,765.18      1,320,427.47       115,624.39

Small Cap Series           709,088.74         23,311.43        10,340.27

International Series     2,244,046.78         55,402.34       198,198.51

Balanced Income Series   1,154,440.90        263,294.59        57,902.35

Total Return Bond Series   971,306.42          6,612.00        12,193.27

Low Duration Series      7,247,209.79      1,952,450.25       263,841.18

Short-Term Investment    1,719,864.12         64,906.12        57,533.24
Series



6). The shareholders of the Hotchkis and Wiley Funds, on behalf of each Fund approved an amendment of the Funds' restrictions on investing in securities of a single issuer and securities of issuers in a single industry.



a.  Investment in securities of a single issuer



Fund                     For             Against         Abstain

Equity Income Fund      4,554,905.44    967,662.50     113,249.10

Small Cap Fund            717,323.71      8,921.57      16,494.15

International Fund      2,390,887.94     41,630.17       65,130.53

Balanced Income Fund    1,369,068.58     46,433.91       60,135.35

Total Return Bond Fund    975,486.42      2,150.00       12,473.27

Low Duration Fund       7,501,417.23   1,724,408.47    237,674.52

Short-Term Investment   1,747,387.69     35,082.55       59,833.24
Fund




b.  Investment in securities of issuers in a single industry



Equity Income Fund      4,604,146.31    918,006.96      113,663.78

Small Cap Fund            721,141.82      5,703.06       15,894.56

International Fund      2,398,516.58     39,494.74       59,637.32

Balanced Income Fund    1,379,308.73     38,402.31       57,925.81

Total Return Bond Fund    976,928.42        989.00       12,193.27

Low Duration Fund       8,222,597.55  1,008,622.66      232,280.01

Short-Term Investment   1,754,900.69     29,869.55       57,533.24
Fund




7). The shareholders of the Hotchkis and Wiley Funds, on behalf of each Fund, approved an amendment of restrictions on investing in voting securities of a single issuer



Equity Income Fund      4,361,962.87    844,517.17      429,337.01

Small Cap Fund            707,518.44      7,870.06       27,349.94

International Fund      2,378,502.39     45,587.19       73,559.05

Balanced Income Fund    1,367,438.58     40,688.66       67,511.60

Total Return Bond Fund    972,833.42      3,281.00       13,996.27

Low Duration Fund       7,472,603.89  1,616,856.24      374,040.09

Short-Term Investment   1,731,710.05     30,230.55       80,362.88
Fund



8). The shareholders of the Hotchkis and Wiley Funds, on behalf of each Fund, approved an amendment of the Funds' restrictions on investing in restricted securities



Hotchkis and Wiley Fund         For           Against         Abstain

Equity Income Fund          4,287,587.84    1,233,719.16      114,509.04

Small Cap Fund                716,668.38       14,122.51       11,948.54

International Fund          2,381,194.03       49,911.79       66,542.82

Balanced Income Fund        1,151,579.66      262,790.56       61,267.62

Total Return Bond Fund        975,735.42        7,185.00        7,190.27

Low Duration Fund           7,444,427.73    1,792,465.31      226,607.19

Short-Term Investment Fund  1,725,156.05       37,112.28       80,035.15



9). The shareholders of the Hotchkis and Wiley Funds, on behalf of each Fund, approved an amendment of the Funds' restrictions on investing in other investment companies



Equity Income Fund         4,217,881.71     1,306,400.56      111,534.78

Small Cap Fund               725,481.88        6,550.57        10,707.98

International Fund         2,400,862.26       35,738.63        61,047.75

Balanced Income Fund       1,189,523.36      227,286.13        58,828.35

Total Return Bond Fund       974,636.42        3,281.00        12,193.27

Low Duration Fund          7,568,228.39    1,664,367.64       230,904.19

Short-Term Investment      1,775,582.52       11,865.08        54,856.89
Fund